Exhibit 99.1

Shutterstock Reports Second Quarter 2014 Financial Results

•                  Second quarter revenue increased 41% from prior year, to $80.2 million

•                  Adjusted EBITDA increased 25% to $16.8 million

•                  Quarterly paid downloads increased 30% to a record 31.5 million

•                  Collection grew 42%; currently exceeds 40 million images, 1.9 million video clips

•                  Music licensing launched during the quarter

•                  Total customer count exceeds 1 million

NEW YORK, NY — August 7, 2014 — Shutterstock, Inc. (NYSE: SSTK), a leading global provider of commercial digital imagery and music, today announced financial results for the second quarter ended June 30, 2014.

“Our second quarter results showed continued consistent growth and expansion in key metrics,” said Founder and CEO Jon Oringer. “The launch of music licensing, a first for Shutterstock, was also a great step forward in expanding our product offering to businesses of all sizes.”

Operating Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in millions, except revenue per download)		(in millions, except revenue per download)
Number of paid downloads	31.5	24.3	61.2	46.7
Revenue per download (1)	$2.52	$2.33	$2.49	$2.31
Images in our collection (end of period)	38.8	27.3	38.8	27.3

(1)  Revenue per download metric excludes the impact of revenue not associated with content downloads.

Revenue

Revenue for the second quarter of 2014 was $80.2 million, a 41% increase from $56.8 million in the second quarter of 2013.

Net Income

Net income for the second quarter of 2014 was $4.9 million as compared to $6.9 million in the second quarter of 2013. Net income available to common stockholders for the second quarter of 2014 was $4.9 million or $0.14 per share on a fully diluted basis as compared to $6.8 million or $0.20 per share on a fully diluted basis in the second quarter of 2013.

Non-GAAP net income for the second quarter of 2014 was $9.0 million or $0.25 per share, as compared to $7.8 million or $0.23 per share in the second quarter of 2013.  Non-GAAP net income is defined as net income excluding the after tax impact of non-cash equity-based compensation.

Adjusted EBITDA

Adjusted EBITDA for the second quarter of 2014 was $16.8 million as compared to $13.4 million in the second quarter of 2013.  Adjusted EBITDA is defined as net income adjusted for interest income/(expense), income taxes, depreciation, amortization and non-cash equity-based compensation.

Cash

The Company’s cash and cash equivalents and short term investments balance was $235.8 million at June 30, 2014 as compared to $209.8 million as of December 31, 2013.  The Company generated $21.2 million of cash from operations in the second quarter, as compared to $4.0 million in the second quarter of 2013.

Also, during the second quarter, the Company incurred planned capital expenditures related primarily to the purchase of computer servers and networking equipment in the amount of $3.9 million.

Free cash flow for the second quarter of 2014 was $17.3 million as compared to $2.1 million in the second quarter of 2013.  Free cash flow is defined as cash provided by/(used in) operating activities adjusted for capital expenditures and interest income/(expense).

Financial Outlook

The Company’s current financial and operating expectations for the third quarter of 2014 and increased expectations for full year 2014 are as follows:

Third Quarter 2014

•                  Revenue of $81 - $83 million

•                  Adjusted EBITDA of $15.5 - $16.5 million

•                  Non-cash equity-based compensation expense of approximately $7.0 million

•                  An effective tax rate of approximately 40%

•                  Capital expenditures of approximately $4 million

Full Year 2014

•                  Revenue of $323 - $327 million

•                  Adjusted EBITDA of $68.0 - $69.5 million

•                  Non-cash equity-based compensation expense of approximately $23 million

•                  An effective tax rate of approximately 40%

•                  Capital expenditures of approximately $20 million, including the approximately $7.6 million of capital expenditures related to the buildout of the Company’s new headquarters

Earnings Teleconference Information

The Company will discuss its second quarter 2014 financial results during a teleconference today, August 7, 2014, at 5:00 PM ET.  The conference call can be accessed at (866) 318-8617 or (617) 399-5136 (outside the US), conference ID# 527 711 87.  The call will also be broadcast simultaneously at http://investor.shutterstock.com.

Following completion of the call, a recorded replay of the webcast will be available on Shutterstock’s website.  To listen to the telephone replay, call toll-free (888) 286-8010 or (617) 801-6888 (outside the US), conference ID# 298 595 13. The telephone replay will be available from 7:00 PM ET August 7 through August 14, 2014.

Additional investor information can be accessed at http://investor.shutterstock.com.

Non-GAAP Financial Measures

Shutterstock considers adjusted EBITDA, non-GAAP net income, and free cash flow to be important financial indicators of the Company’s operational strength and the performance of its business. Shutterstock defines adjusted EBITDA as net income adjusted for interest income/(expense), income taxes, depreciation, amortization and non-cash equity-based compensation; non-GAAP net income as net income excluding the after tax impact of non-cash equity-based compensation; and free cash flow as cash provided by/(used in) operating activities adjusted for capital expenditures and interest income/(expense). These figures are non-GAAP financial measures and should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), and should not be considered as a substitute for, or superior to, GAAP results. In addition, adjusted EBITDA, non-GAAP net income, and free cash flow should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

A reconciliation of the differences between adjusted EBITDA, non-GAAP net income, and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Statements of Cash Flows included below.

Historical Operating Metrics

	6/30/12	9/30/12	12/31/12	3/31/13	6/30/13	9/30/13	12/31/13	3/31/14	6/30/14
	(in millions, except revenue per download)
Number of paid downloads	18.3	18.7	21.4	22.4	24.3	25.4	28.0	29.7	31.5
Revenue per download (1)	$2.22	$2.26	$2.30	$2.28	$2.33	$2.35	$2.43	$2.45	$2.52
Images in collection (end of period)	20.2	21.7	23.3	25.1	27.3	29.7	32.2	35.4	38.8

(1)  Revenue per download metric excludes the impact of revenue not associated with content downloads.

Non-Cash Equity-Based Compensation

Included in the accompanying financial results are expenses related to non-cash equity-based compensation, as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cost of revenue	$368	$110	$617	$165
Sales and marketing	968	304	1,870	507
Product development	1,775	329	2,724	584
General and administrative	3,145	811	4,182	1,314
Total	$6,256	$1,554	$9,393	$2,570

Amortization of Intangible Assets and Depreciation of Property and Equipment

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cost of revenue	$29	$7	$41	$15
General and administrative	138	48	177	97
Total	$167	$55	$218	$112

Included in the accompanying financial results are expenses related to the depreciation of property and equipment, as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cost of revenue	$1,106	$542	$2,003	$952
General and administrative	808	347	1,411	661
Total	$1,914	$889	$3,414	$1,613

About Shutterstock

Shutterstock, Inc. (NYSE: SSTK) is a leading global provider of high-quality licensed photographs, vectors, illustrations, video footage and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 60,000 contributors, Shutterstock adds hundreds of thousands of images each week, and currently has available more than 40 million images and 1.9 million video clips.

Headquartered in New York City, with offices in Amsterdam, Berlin, Chicago, Denver, London, Paris and San Francisco, Shutterstock has customers in more than 150 countries. The Company owns Bigstock, a value-oriented stock media agency; Offset, a high-end image collection; Skillfeed, an online marketplace for learning; and WebDAM, a leading provider of hosted digital asset management tools.

For more information, please visit http://www.shutterstock.com, and follow Shutterstock on Twitter and on Facebook.

Safe Harbor Provision

The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding the Company’s expectations, predictions, beliefs, hopes, intentions or strategies regarding the future.  Forward looking statements include statements regarding the Company’s business strategy, timing of, and plans for, the introduction of new products and enhancements, future sales, market growth and direction, competition, market share, revenue growth, operating margins and profitability.  All forward looking statements included in this document are based upon information available to the Company as of the date hereof.  Actual events or results could differ materially from those contained in the Company’s current projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of the quarter. Although these expectations may change, the Company assumes no obligation to update any such forward looking statement, whether as a result of new information, future developments or otherwise.  Factors that could cause or contribute to such differences include the Company’s inability to continue to attract customers and contributors to its online marketplace for commercial digital imagery; a decrease in repeat customer purchases or in content contributed to our online marketplace; the Company’s inability to successfully operate in a new and rapidly changing market and to evaluate its future prospects; competitive factors; the Company’s inability to prevent the misuse of its imagery; assertions by third parties of infringement or other violations of intellectual property rights by the Company; the Company’s inability to increase market awareness of the Company and its services; the Company’s inability to effectively manage its growth; the Company’s inability to increase the percentage of its revenues that come from larger companies; the Company’s inability to continue expansion into international markets; various income tax and other tax liabilities; failure to respond to technological changes or upgrade the Company’s website and technology systems; failure to adequately protect the Company’s intellectual property; general economic conditions worldwide; and other factors and risks discussed under the heading “Risk Factors” in the Company’s latest Annual Report on Form 10K filed on February 28, 2014, and other reports filed by the Company from time to time with the Securities and Exchange Commission.  Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:

Meagan Kirkpatrick	Denise Garcia
Shutterstock, Inc.	ICR
mkirkpatrick@shutterstock.com	denise.garcia@icrinc.com

Shutterstock, Inc.

Consolidated Balance Sheets

(In thousands, except par value amount)

(unaudited)

	June 30, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$180,851	$155,355
Short-term investments	54,997	54,429
Credit card receivables	2,898	2,083
Accounts receivable, net	11,119	6,081
Prepaid expenses and other current assets	19,819	19,809
Deferred tax assets, net	4,340	5,431
Total current assets	274,024	243,188
Property and equipment, net	27,575	20,256
Intangibles assets, net	4,546	853
Goodwill	10,186	1,423
Deferred tax assets, net	15,097	10,720
Other assets	1,891	2,048
Total assets	$333,319	$278,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,483	$4,164
Accrued expenses	22,473	23,638
Contributor royalties payable	10,845	9,180
Deferred revenue	66,437	52,100
Other liabilities	822	2,846
Total current liabilities	106,060	91,928
Other non-current liabilities	11,794	3,961
Total liabilities	117,854	95,889

Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 35,334 and 35,071 shares outstanding as of June 30, 2014 and December 31, 2013, respectively	353	351
Additional paid-in capital	150,495	127,443
Accumulated comprehensive income	44	9
Retained earnings	64,573	54,796
Total stockholders’ equity	215,465	182,599
Total liabilities and stockholders’ equity	$333,319	$278,488

Shutterstock, Inc.

Consolidated Statements of Operations

(In thousands, except for share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenue	$80,238	$56,809	$153,016	$107,926

Operating expenses:
Cost of revenue	32,047	21,768	61,159	41,589
Sales and marketing	20,492	13,314	39,768	25,292
Product development	9,275	5,060	17,052	9,615
General and administrative	9,994	5,734	17,508	10,514
Total operating expenses	71,808	45,876	135,487	87,010
Income from operations	8,430	10,933	17,529	20,916
Other (expense) income, net	(19)	20	2	8
Income before income taxes	8,411	10,953	17,531	20,924
Provision for income taxes	3,550	4,090	7,753	8,496
Net income	$4,861	$6,863	$9,778	$12,428
Less:
Preferred interest distributed	—	—	—	—
Undistributed earnings to participating stockholder	10	22	21	41
Net income available to common stockholders	$4,851	$6,841	$9,757	$12,387

Net income per basic share available to common stockholders:
Undistributed	$0.14	$0.20	$0.28	$0.37
Basic	$0.14	$0.20	$0.28	$0.37

Net income per diluted share available to common stockholders:
Undistributed	$0.14	$0.20	$0.27	$0.37
Diluted	$0.14	$0.20	$0.27	$0.37

Weighted average shares outstanding:
Basic	35,148,876	33,471,679	35,089,254	33,435,439
Diluted	35,874,789	34,040,934	35,857,899	33,903,898

Shutterstock, Inc.

Reconciliation of Non-GAAP Financial Information to GAAP

(In thousands, except for share and per share information)

(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net income	$4,861	$6,863	$9,778	$12,428
Add/(less):
(a) Depreciation and amortization	2,081	944	3,632	1,725
(b) Write-off of property and equipment	—	—	367	—
(c) Non-cash equity based compensation	6,256	1,554	9,393	2,570
(d) Other expense (income), net	19	(20)	(2)	(8)
(e) Provision for income taxes	3,550	4,090	7,753	8,496
Adjusted EBITDA (1)	$16,767	$13,431	$30,921	$25,211

Adjusted EBITDA per diluted common share	$0.47	$0.39	$0.86	$0.74

Weighted average diluted shares	35,874,789	34,040,934	35,857,899	33,903,898

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income	$4,861	$6,863	$9,778	$12,428
(a) Non-cash equity based compensation	6,256	1,554	9,393	2,570
(b) Non-cash equity based compensation tax benefit	(2,161)	(580)	(3,148)	(1,044)

Non-GAAP net income	$8,956	$7,837	$16,023	$13,954
Non-GAAP net income per diluted common share	$0.25	$0.23	$0.45	$0.41

Weighted average diluted shares	35,874,789	34,040,934	35,857,899	33,903,898

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net cash provided by operating activities	$21,158	$4,024	$36,787	$17,814
Other (expense) income, net	(19)	20	2	8
Capital expenditures	(3,899)	(1,859)	(14,780)	(2,986)
Free cash flow	$17,278	$2,145	$22,005	$14,820

Adjusted EBITDA	$16,767	$13,431	$30,921	$25,211
Add/(less):
(a) Changes in operating assets and liabilities	12,181	(3,053)	24,478	4,838
(b) Provision for income taxes	(3,550)	(4,090)	(7,753)	(8,496)
(c) Deferred income taxes	(2,072)	(1,435)	(2,474)	(3,127)
(d) Excess tax benefit from exercise of stock options	(2,376)	(1,009)	(8,721)	(1,009)
(e) Provision for doubtful accounts/chargeback/sales refund reserves	187	160	294	264
(f) Other (expense) income, net	(19)	20	2	8
(g) Amortization of financing fees	—	—	—	125
(h) Change in fair value of contingent consideration	40	—	40	—
Net cash provided by operating activities	$21,158	$4,024	$36,787	$17,814

(1)  Earnings/(loss) before interest income/(expense), income taxes, depreciation, amortization, disposals, non-cash equity based compensation and other non-cash charges.